UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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AMENDMENT NO. 1
TO
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 10, 2010

CHYRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K filed on March 12, 2010 is being filed to revise the date of the event reported from March 11, 2010 to March 10, 2010, to report the election of the new director under Item 5.02(d) instead of Item 8.01 and to provide additional disclosure with respect to such director.  No changes have been made to the text of the press release attached as Exhibit 99.1.

Item 5.02  Other Events.

(d)           On March 11, 2010, Chyron Corporation (the “Company”) issued a press release announcing the election of Susan Clark-Johnson to its Board of Directors.  Ms. Clark-Johnson was elected on March 10, 2010, upon recommendation of the Corporate Governance and Nominating Committee, to fill an existing vacancy on the Board.  She will serve until the Company’s 2010 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation, retirement or removal.

In connection with her election to the Board, Ms. Clark-Johnson was appointed to serve on the Audit Committee and the Compensation Committee of the Board.  There are no arrangements or understandings between the Company and any other person pursuant to which Ms. Clark-Johnson was elected as director, nor are there any transactions between Ms. Clark-Johnson and the Company in which she has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

A copy of the press release announcing the election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Chyron Corporation dated March 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: March 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Chyron Corporation dated March 11, 2010.